Exhibit 10.16
QUIKSILVER, INC.
FORM OF
INDEMNITY AGREEMENT
     THIS INDEMNITY AGREEMENT (the “Agreement”) is made as of this 31st day of July 2009, by and between QUIKSILVER, INC., a Delaware corporation (the “Company”), and Andrew Sweet (the “Indemnitee”), a director of the Company.
     A. The Indemnitee is currently serving as a director of the Company and in such capacity renders valuable services to the Company.
     B. The Company has investigated whether additional protective measures are warranted to protect adequately its directors and officers against various legal risks and potential liabilities to which such individuals are subject due to their position with the Company and has concluded that additional protective measures are warranted.
     C. In order to induce and encourage highly experienced and capable persons such as the Indemnitee to continue to serve as officers and directors, the Board of Directors has determined, after due consideration, that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its stockholders.
     NOW, THEREFORE, in consideration of the continued services of the Indemnitee and as an inducement to the Indemnitee to continue to serve as a director of the Company, the Company and the Indemnitee do hereby agree as follows:
     1. Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:
          (a) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the Indemnitee is or was an officer and/or a director of the Company, or is or was serving at the request of the Company as director, officer, employee or agent of another enterprise, whether or not he is serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of Expenses is to be provided under this Agreement.
          (b) “Expenses” means, all costs, charges and expenses incurred in connection with a Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which he is not otherwise compensated by the Company or any third party; provided, however, that the term “Expenses” includes only those costs, charges and expenses incurred with the Company’s consent, which consent shall not be unreasonably withheld; and provided further, that the term “Expenses” does not include the amount of damages, judgments, amounts paid in settlement, fines, penalties or excise taxes under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), actually levied against the Indemnitee or paid by or on behalf of the Indemnitee.
     2. Agreement to Serve. The Indemnitee agrees to continue to serve as a director of the Company so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.
     3. Indemnification in Third Party Actions. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 3 if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was an officer and/or a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Expenses, damages, judgments, amounts paid in settlement, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Delaware law; provided that any settlement shall be approved in writing by the Company.
     4. Indemnification In Proceedings By or In the Right of the Company. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an officer and/or a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Delaware law.
     5. Conclusive Presumption Regarding Standard of Conduct. The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct required by Delaware law for indemnification pursuant to this Agreement, unless a determination is made that the Indemnitee has not met such standards by (i) the Board of Directors of the Company by a majority vote of a quorum thereof consisting of directors who were not parties to such Proceeding, (ii) the stockholders of the Company by majority vote, or (iii) in a written opinion of independent legal counsel, the selection of whom has been approved by the Indemnitee in writing.
     6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by Delaware law.

     7. Advances of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by Delaware law; provided that the Indemnitee shall undertake in writing to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.
     8. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.
     9. Indemnification Procedure; Determination of Right to Indemnification.
          (a) Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding with respect to which the Indemnitee intends to claim indemnification pursuant to this Agreement, the Indemnitee will notify the Company of the commencement thereof. The omission to so notify the Company will not relieve the Company from any liability which it may have to the Indemnitee under this Agreement or otherwise.
          (b) If a claim under this Agreement is not paid by or on behalf of the Company within 30 days of receipt of written notice thereof, Indemnitee may at any time thereafter bring suit in any court of competent jurisdiction against the Company to enforce the right to indemnification provided by this Agreement. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has failed to meet the standard of conduct that makes it permissible under Delaware law for the Company to indemnify the Indemnitee for the amount claimed. The burden of proving by clear and convincing evidence that indemnification or advancement of Expenses are not appropriate shall be on the Company. The failure of the directors or stockholders of the Company or independent legal counsel to have made a determination prior to the commencement of such Proceeding that indemnification or advancement of Expenses are proper in the circumstances because the Indemnitee has met the applicable standard of conduct shall not be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.
          (c) The Indemnitee’s Expenses incurred in connection with any action concerning Indemnitee’s right to indemnification or advancement of Expenses in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of such action, unless a court of competent jurisdiction determines that each of the material claims made by the Indemnitee in such action was not made in good faith or was frivolous.

          (d) With respect to any Proceeding for which indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. The Indemnitee shall have the right to employ counsel in any Proceeding, but the Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the Expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has concluded that there may be a conflict of interest between the Company and the Indemnitee.
     10. Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:
          (a) to indemnify or advance Expenses to the Indemnitee with respect to actions initiated or brought voluntarily by the Indemnitee and not by way of defense except with respect to actions brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Delaware law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if approved by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such action;
          (b) to indemnify the Indemnitee for any Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy acquired by the Company or one of its subsidiaries, except in respect of any excess beyond the amount paid under such insurance;
          (c) to indemnify the Indemnitee for any Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which the Indemnitee has been or is indemnified by the Company otherwise than pursuant to this Agreement;
          (d) indemnify the Indemnitee for any Expenses, damages, judgments, amounts paid in settlement, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or similar provisions of any federal, state or local statutory law;
          (e) to indemnify the Indemnitee for any Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes resulting from Indemnitee’s conduct which is finally adjudicated by a court of competent jurisdiction (i) to have been knowingly fraudulent, a knowing violation of law, deliberately dishonest or in violation of Indemnitee’s duty of loyalty to the Company or (ii) to have involved willful misconduct on the part of the Indemnitee; or
          (f) if a court of competent jurisdiction shall enter a final order, decree or judgment to the effect that such indemnification or advancement of Expenses hereunder is unlawful under the circumstances.
     11. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed to limit or preclude any other rights to which the Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, Delaware law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity on behalf of the Company while holding such office.
     12. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of (i) the Indemnitee and Indemnitee’s heirs, personal representatives, executors, administrators and assigns and (ii) the Company and its successors and assigns, including any transferee of all or substantially all of the Company’s assets and any successor or assign of the Company by merger or by operation of law.
     13. Separability. Each provision of this Agreement is a separate and distinct agreement and independent of the other, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification and advancement of Expenses permitted under Delaware law. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any applicable provision of Delaware law or the law of any other jurisdiction.
     14. Headings. The Headings used herein are for convenience only and shall not be used in construing or interpreting any provision of the Agreement.
     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     16. Amendments and Waivers. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Certificate of Incorporation, Bylaws or agreements, including any directors’ and officers’ liability insurance policies, whether the alleged actions or conduct giving rise to indemnification hereunder arose before or after any such amendment. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver.
     17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.
     18. Notices. All notices and communications shall be in writing and shall be deemed duly given on the date of delivery if personally delivered or the date of receipt or refusal indicated on the return receipt if sent by first class mail, postage prepaid, registered or certified, return receipt requested, to the following addresses, unless notice of a change of address in duly given by one party to the other, in which case notices shall be sent to such changed address:

If to the Company:	Quiksilver, Inc.
15202 Graham Street
Huntington Beach, CA 92649
Attention: Secretary
Telephone:

Facsimile:

If to Indemnitee:	Andrew W. Sweet
c/o Rhone Group L.L.C.
630 5th Avenue, 27th Floor
New York, NY
Attention: General Counsel
Telephone:

Facsimile:

     19. Subrogation.
          (a) Notwithstanding any provision of this Agreement, the Company shall be primarily responsible for indemnifying the Indemnitee in any circumstance where the Indemnitee is entitled to be indemnified by the Company (whether pursuant to this Agreement or otherwise). In the event that Rhône Group L.L.C. or any of its affiliates pays any Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes of, to, for or on behalf of the Indemnitee (including any insurance payments made pursuant to policies acquired by Rhône Group L.L.C. or any of its affiliates) in any circumstance where the Indemnitee is entitled to be indemnified by the Company (whether pursuant to this Agreement or otherwise), Rhône Group L.L.C. shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company (or any insurance policy acquired by the Company or any of its subsidiaries which benefit the directors of the Company in any way), and the Company shall execute all papers requested by Rhône Group L.L.C. and shall do any and all things that may be necessary or desirable to secure such rights for Rhône Group L.L.C., including the execution of such documents necessary or desirable to enable Rhône Group L.L.C. to effectively bring suit to enforce such rights.
          (b) Other than amounts paid by Rhône Group L.L.C. or any of its affiliates (including any insurance payments made pursuant to policies acquired by Rhône Group L.L.C. or any of its affiliates) as contemplated by Section 19(a) above, in the event of any payment under this Agreement to or on behalf of the Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person, firm, corporation or other entity (other than the Company) and the Indemnitee shall execute all papers requested by the Company and shall do any and all things that may be necessary or desirable to secure such rights for the Company, including the execution of such documents necessary or desirable to enable the Company to effectively bring suit to enforce such rights.
     20. Subject Matter and Parties. The intended purpose of this Agreement is to provide for indemnification and advancement of Expenses, and this Agreement is not intended to affect any other aspect of any relationship between the Indemnitee and the Company and is not intended to and shall not create any rights in any person as a third party beneficiary hereunder.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“INDEMNITEE”

“COMPANY”

QUIKSILVER, INC., a Delaware
corporation

By:

Its: